Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this registration statement on Form S-4 of Business First Bancshares, Inc. of our report dated February 28, 2018, relating to our audit of the 2017 consolidated financial statements of Richland State Bancorp, Inc. and Subsidiary appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-4 of Business First Bancshares, Inc. of our report dated March 14, 2017, which is included in the Current Report on Form 8-K/A filed by Business First Bancshares, Inc. on February 15, 2018, and our report dated February 28, 2018, which is included in the Current Report on Form 8-K filed by Business First Bancshares, Inc. on May 22, 2018, with respect to the consolidated financial statements of Minden Bancorp, Inc.

We also consent to the reference to us under the heading “Experts” in the prospectus included with the Form S-4.

/s/ Heard, McElroy & Vestal, LLC
Heard, McElroy & Vestal, LLC

Shreveport, Louisiana
August 28, 2018